UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2008

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01   Completion of Acquisition or Disposition of Assets.

On April 21, 2008, Associated Estates Realty Corporation (the “Company”), through two of its wholly owned subsidiaries, completed the acquisition of The Belvedere (296 units) and River Forest (240 units); two Class A apartment communities located in the Richmond, Virginia metro area.  The properties were purchased from entities controlled by The Bogese Companies for a total of $75.0 million.  The acquisition also includes a 5.92 acre vacant parcel, adjacent to River Forest, which is available for future development. The Company paid approximately $30.0 million in cash, of which $23.6 million was funded by a Section 1031 qualified intermediary from sales proceeds of a property previously sold by the Company.  In addition, the Company assumed a $26.1 million mortgage loan that matures in January 2046, and an $18.9 million mortgage loan that matures in March 2046.

ITEM 9.01   Financial Statements and Exhibits.

(a)	The financial statements required by this item will be filed no later than 75 days after April 21, 2008.

(b)	The pro forma financial information required by this item will be filed no later than 75 days after April 21, 2008.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

April 25, 2008	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President
Chief Financial Officer and Treasurer

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